FOR IMMEDIATE RELEASE	Wednesday, February 20, 2019

Gannett Reports Fourth Quarter and Full-Year 2018 Results
Digital Revenues Reach $1.1 Billion in 2018, 36% of Total Revenues
Digital Advertising and Marketing Services Revenue Grows to $781 Million in 2018
ReachLocal Segment Revenue Grows 15% with Strong Margin Improvement in 2018

McLean, VA - Gannett Co., Inc. (NYSE: GCI) ("Gannett" or "company" or "we" or "our") today reported fourth quarter and full-year 2018 financial results for the period ended December 31, 2018 (1).

"We were pleased to see accelerated growth in our Publishing segment digital advertising and marketing services revenue in the quarter, driven by strong national advertising across the USA TODAY NETWORK," said Robert J. Dickey, president and chief executive officer. "Additionally, our ReachLocal segment executed solid revenue performance and margin expansion, fueled by our recent WordStream acquisition."

Dickey continued, "During 2018, our B2B organization implemented a strategic sales transformation that has positioned us well for future expansion and our B2C organization delivered strong audience gains while also winning three Pulitzer prizes. As we look forward to 2019, we remain committed to producing award-winning journalism, driving growth across our digital businesses to reach a key milestone of more than half our advertising revenues from digital sources and continuing our cost rationalization efforts to support our transformation."

Fourth Quarter 2018 Consolidated Results(2)

•	Operating revenues were $751.4 million, compared to $854.2 million in the fourth quarter of 2017.

•	Unfavorable changes in foreign currency exchange rates negatively impacted revenues by $4.3 million.

•
Same store, day adjusted operating revenues declined 8.6% year-over-year. Further adjusting for day trades as compared to the year-ago fourth quarter (one less Sunday, one more Monday), which impacts our print advertising and circulation revenues, the decline was 7.4%, an improvement of over 70 bps from the third quarter 2018 trend.

•	Total digital revenues were $272.3 million, or approximately 36% of total revenue.

•	Total digital advertising and marketing services revenues were $204.5 million, or 48% of total advertising and marketing services revenues.

•	GAAP net loss was $14.2 million, including $56.3 million of after-tax restructuring, asset impairment charges and other costs.

•
Adjusted EBITDA (3) totaled $111.0 million, compared to $132.7 million in the fourth quarter of 2017. Strong earnings growth at our ReachLocal segment was offset by lower revenues within our Publishing segment.

Fourth Quarter 2018 Publishing Segment

•
Publishing segment operating revenues were $660.0 million, compared to $764.8 million in the fourth quarter of 2017. On a same store, day adjusted basis, Publishing segment revenues declined 9.8%. Further adjusting for the day trades, the decline was 8.5%.

•	Same store, day adjusted print advertising revenues for the quarter declined 21.3% year-over-year. Adjusted for the day trades, the decline was 19.6%, an improvement from the third quarter 2018 trend.

•	Same store, day adjusted digital advertising and marketing services revenues increased 3.4% year-over-year, an improvement from the third quarter 2018.

◦	Digital marketing services revenues of $20.4 million rose 27.5%, on a same store, day adjusted basis, driven by higher average revenue per client.

◦	Digital media revenues of $78.2 million increased 2.3%, on a same store, day adjusted basis, as strong growth in national premium and programmatic revenues more than offset weakness in local display.

◦	Digital classified revenues of $16.4 million fell 12.9%, on a same store, day adjusted basis, reflecting weakness across all categories.

•
Same store, day adjusted circulation revenues fell 4.6% from the prior year quarter. Adjusted for the day trades, the decline was 3.1%, an improvement from the third quarter trend, reflecting higher full-access subscriber pricing, offset by expected volume declines.

•	Digital-only subscriber volumes grew 46.3% year-over-year and now total 504,000.

•	Publishing segment Adjusted EBITDA was $116.6 million compared to $149.2 million in the prior year quarter.

Fourth Quarter 2018 ReachLocal Segment

•
ReachLocal segment revenues were $105.0 million, up 3.5% year-over-year, reflecting the addition of WordStream offset by the divestiture of ReachLocal's European and Japanese operations. On a same store, day adjusted basis, ReachLocal segment revenues grew 5.4%.

•	Adjusted EBITDA was $14.1 million, reflecting a 13.4% margin, more than double the $7.0 million in the fourth quarter of 2017.

•	The improved revenue and profitability in the quarter were driven by the addition of WordStream and higher average revenue per client.

Fourth Quarter 2018 Cash Flow

•
Net cash flow from operating activities was approximately $16.1 million, compared to $72.8 million in the prior year quarter, reflecting lower operating earnings and higher pension and other post-retirement payments of $14.2 million in the fourth quarter of 2018, as compared to the fourth quarter of 2017.

•	Capital expenditures were approximately $19.3 million, primarily for product development, technology investments, and maintenance projects.

•	The company paid dividends of $18.1 million; there were no share repurchases.

•	As of the end of the fourth quarter, the company had a cash balance of $93.6 million, $135.0 million drawn on its revolver and $169.3 million in convertible notes, or net debt of $210.7 million.

Outlook

For 2019, the company is providing the following outlook:

•	Consolidated revenues of $2.740-2.810 billion.

•	Consolidated Adjusted EBITDA of $285-295 million, including roughly $8 million of one-time costs associated with the CEO transition.

•	Capital expenditures of $50-60 million, excluding real estate projects.

•	Depreciation and amortization of $150-160 million, excluding accelerated depreciation related to facility consolidations.

•	The non-operating cost associated with our pension plans, recorded in other non-operating items, is currently estimated to be between $20-25 million as compared to a credit of $5.0 million in 2018.

•	A non-GAAP effective tax rate of 28-30%. (3)

1 The company defines same store, day adjusted revenue as same store revenue assuming 2017 fourth quarter results only had 92 days. The fourth quarter of 2017 actually consisted of 98 days. Further, Q4 2018 had one less Sunday and one more Monday ("day trades") as compared to Q4 2017, which negatively impacts print advertising and circulation revenues as Sunday is the largest advertising and circulation day of the week.

2 Beginning in the second quarter of 2018, we realigned the presentation of web presence and software-as-a-service revenues from other revenues to advertising and marketing services revenues on the Consolidated statements of income (loss). As a result of this updated presentation, for the three months and year ended December 31, 2018, advertising and marketing services revenues increased and other revenues decreased $11.2 million and $46.2 million, respectively. Additionally, advertising and marketing services revenues increased and other revenues decreased $9.6 million and $34.6 million for the three months and year ended December 31, 2017, respectively. Operating revenues, net income, retained earnings, and earnings per share remained unchanged.

[3]
The company defines adjusted EBITDA as earnings before income taxes, interest expense, equity income, other non-operating items, restructuring costs, acquisition-related expenses, asset impairment charges, depreciation, amortization, and other items. We define the non-GAAP effective tax rate as the tax rate excluding any non-recurring one-item tax adjustments. Because of the variability of these and other items as well as the impact of future events on these items, management is unable to reconcile without unreasonable effort the company's forecasted range of adjusted EBITDA and non-GAAP tax rate for the full year to a comparable GAAP range.

* * * *

Conference Call Information

The company will hold a conference call at 10:00 a.m. ET today to discuss its fourth quarter results. The call can be accessed via a live webcast through the company's investor site, http://investors.gannett.com/, or listen-only conference lines. U.S. callers should dial 855-462-1958 and international callers should dial 503-343-6635 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 3959279. A conference call replay will be available through March 21, 2019. U.S. callers should dial 855-859-2056 and international callers should dial 404-537-3406.

Forward Looking Statements

This press release contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things:

•	our ability to achieve our strategic transformation;

•	potential disruption due to the reorganization of our sales force;

•	an accelerated decline in general print readership and/or advertiser patterns as a result of changing consumer preferences, competitive alternative media, or other factors;

•	an inability to adapt to technological changes or grow our digital businesses;

•
risks associated with the operation of an increasingly digital business, such as rapid technological changes, challenges associated with frequent new delivery platforms, declines in web traffic levels, technical failures, and proliferation of ad blocking technologies;

•	competitive pressures in the markets in which we operate;

•	macroeconomic trends and conditions;

•	increases in newsprint costs over the levels anticipated or declines in newsprint supply;

•
risks and uncertainties associated with our ReachLocal segment, including its significant reliance on Google for media purchases, its international operations and its ability to develop and gain market acceptance for new products or services;

•	our ability to protect our intellectual property or defend successfully against infringement claims;

•	our ability to attract and retain talent;

•	labor relations, including, but not limited to, labor disputes which may cause business interruptions, revenue declines or increased labor costs;

•	potential disruption or interruption of our IT systems due to accidents, extraordinary weather events, civil unrest, political events, terrorism or cyber security attacks;

•
risks and uncertainties related to strategic acquisitions or investments, including distraction of management attention, incurrence of additional debt, integration challenges, and failure to realize expected benefits or synergies or to operate businesses effectively following acquisitions;

•
risks and uncertainties related to MNG Enterprises, Inc.’s unsolicited proposal to acquire the company and related nomination of six candidates for election to the company’s board of directors, which could, among other matters, cause us to incur significant expense and impact the trading value of our securities;

•	variability in the exchange rate relative to the U.S. dollar of currencies in foreign jurisdictions in which we operate;

•	risks associated with our underfunded pension plans;

•
adverse outcomes in litigation or proceedings with governmental authorities or administrative agencies, or changes in the regulatory environment, any of which could encumber or impede our efforts to improve operating results or the value of assets;

•
volatility in financial and credit markets which could affect the value of retirement plan assets and our ability to raise funds through debt or equity issuances and otherwise affect our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

•	risks to our liquidity related to the redemption, conversion and similar features of our convertible notes; and

•	other uncertainties relating to general economic, political, business, industry, regulatory and market conditions.

A further description of these and other important risks, trends, uncertainties and other factors is provided in the company’s filings with the U.S. Securities and Exchange Commission, including the company’s annual report on Form 10-K for fiscal year 2017. Any forward-looking statements should be evaluated in light of these important risk factors. The company is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release also contains a discussion of certain non-GAAP financial measures that the company presents to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the tables accompanying this press release.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal, WordStream and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

For investor inquiries, contact:	For media inquiries, contact:
Stacy Cunningham	Amber Allman
VP, Financial Planning & Investor Relations	VP, Corporate Events & Communications
703-854-3168	703-854-5358
investors@gannett.com	aallman@gannett.com
or
Brinlea Johnson
The Blueshirt Group
investors@gannett.com

# # #

CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1

	Three months ended		Year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Operating revenues:
Advertising and marketing services	$427,226	$499,734	$1,661,075	$1,826,233
Circulation	273,757	299,364	1,063,022	1,120,739
Other	50,422	55,144	192,741	199,508
Total operating revenues	751,405	854,242	2,916,838	3,146,480

Operating expenses:
Cost of sales	448,036	507,008	1,803,496	1,959,638
Selling, general and administrative expenses	196,233	216,648	808,468	836,306
Depreciation and amortization	40,657	43,432	157,714	191,885
Restructuring costs	34,481	16,118	67,926	44,284
Asset impairment charges	34,532	26,780	50,472	46,796
Total operating expenses	753,939	809,986	2,888,076	3,078,909
Operating income (loss)	(2,534)	44,256	28,762	67,571

Non-operating income (expense):
Interest expense	(7,121)	(4,821)	(24,669)	(17,142)
Other non-operating items, net	7,913	423	26,066	(9,688)
Non-operating income (expense)	792	(4,398)	1,397	(26,830)

Income (loss) before income taxes	(1,742)	39,858	30,159	40,741
Provision for income taxes	12,499	53,449	15,119	33,854
Net income (loss)	$(14,241)	$(13,591)	$15,040	$6,887

Earnings (loss) per share - basic	$(0.13)	$(0.12)	$0.13	$0.06
Earnings (loss) per share - diluted	$(0.13)	$(0.12)	$0.13	$0.06

Weighted average number of common shares outstanding:
Basic	113,126	111,787	112,970	113,047
Diluted	113,126	111,787	115,751	115,610

SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 2

	Three months ended		Year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Operating revenues:
Publishing	$659,968	$764,801	$2,559,563	$2,812,243
ReachLocal	105,016	101,420	411,505	358,728
Corporate and Other	1,901	1,488	7,417	4,835
Intersegment eliminations	(15,480)	(13,467)	(61,647)	(29,326)
Total	$751,405	$854,242	$2,916,838	$3,146,480

Adjusted EBITDA:
Publishing	$116,642	$149,184	$361,497	$432,420
ReachLocal	14,075	6,961	47,895	16,553
Corporate and Other	(19,745)	(23,401)	(87,661)	(89,040)
Total	$110,972	$132,744	$321,731	$359,933

Depreciation and amortization:
Publishing	$24,320	$29,098	$96,148	$135,214
ReachLocal	12,495	8,398	42,000	33,902
Corporate and Other	3,842	5,936	19,566	22,769
Total	$40,657	$43,432	$157,714	$191,885

Capital expenditures:
Publishing	$9,248	$12,116	$24,099	$35,702
ReachLocal	5,231	3,967	18,395	16,871
Corporate and Other	4,801	9,358	20,649	19,752
Total	$19,280	$25,441	$63,143	$72,325

SAME STORE REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 3

	Three months ended
	December 31, 2018	December 31, 2017	% Change

Reported revenues	$751,405	$854,242	(12.0%)
Acquired revenues	(19,089)	—	***
Currency impact	4,346	—	***
Day-adjusted impacts	—	(40,531)	(100.0%)
Exited operations	(27)	(8,088)	(99.7%)
Same store revenues	$736,635	$805,623	(8.6%)

Reported advertising and marketing services revenues	$427,226	$499,734	(14.5%)
Acquired revenues	(17,191)	—	***
Currency impact	3,534	—	***
Day-adjusted impacts	—	(23,703)	(100.0%)
Exited operations	(27)	(8,088)	(99.7%)
Same store advertising and marketing services revenues	$413,542	$467,943	(11.6%)

Reported circulation revenues	$273,757	$299,364	(8.6%)
Acquired revenues	(1,523)	—	***
Currency impact	591	—	***
Day-adjusted impacts	—	(13,457)	(100.0%)
Same store circulation revenues	$272,825	$285,907	(4.6%)

*** Indicates an absolute value percentage change greater than 100.

PUBLISHING REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 4

	Three months ended
	December 31, 2018	December 31, 2017	% Change

Publishing revenues detail
Print advertising:
Local	$102,910	$132,814	(22.5%)
Classified	62,606	81,589	(23.3%)
National	57,189	79,203	(27.8%)
Total print advertising	222,705	293,606	(24.1%)
Digital advertising and marketing services:
Digital media	78,226	81,069	(3.5%)
Digital classified	16,406	20,117	(18.4%)
Digital marketing services	20,353	16,989	19.8%
Total digital advertising and marketing services	114,985	118,175	(2.7%)
Total advertising and marketing services	337,690	411,781	(18.0%)

Circulation	273,757	299,364	(8.6%)

Other	48,521	53,656	(9.6%)

Total Publishing revenues	$659,968	$764,801	(13.7%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related GAAP measures and should be read together with financial information presented on a GAAP basis.

The company defines its non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EBITDA as net income before (1) income taxes, (2) interest expense, (3) equity income, (4) other non-operating items, (5) restructuring costs, (6) acquisition-related expenses (including certain integration expenses), (7) asset impairment charges, (8) other items (including certain business transformation costs, litigation expenses, multi-employer pension withdrawals, and gains or losses on certain investments), (9) depreciation, and (10) amortization. The most directly comparable GAAP financial measure is net income.

•
Adjusted net income is a non-GAAP financial performance measure that the company uses for calculating adjusted earnings per share ("EPS"). Adjusted net income is defined as net income before the adjustments we apply in calculating adjusted EPS, as described below. We believe presenting adjusted net income is useful to enable investors to understand how we calculate adjusted EPS, which provides a useful view of the overall operation of the company's business. The most directly comparable GAAP financial measure is net income.

•
Adjusted diluted EPS is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EPS as EPS before tax-effected (1) restructuring costs, (2) asset impairment charges, (3) acquisition-related expenses (including certain integration expenses), (4) non-operating (gains) losses, and (5) other items (including certain business transformation expenses, litigation expenses, multi-employer pension withdrawals and gains or losses on certain investments). The tax impact on these non-GAAP tax deductible adjustments is based on the estimated statutory tax rates for the United Kingdom of 19.0% and the United States of 25.5%. In addition, tax is adjusted for effects related to the passage of the Tax Cuts and Jobs Act and a valuation allowance on deferred tax assets related to the tax basis of certain intangibles. The most directly comparable GAAP financial measure is diluted EPS.

•
Free cash flow is a non-GAAP liquidity measure that adjusts our reported GAAP results for items that we believe are critical to the ongoing success of our business. The company defines free cash flow as cash flow from operating activities as reported on the statement of cash flows less capital expenditures, which results in a figure representing free cash flow available for use in operations, additional investments, debt obligations, and returns to shareholders. The most directly comparable GAAP financial measure is net cash from operating activities.

The company uses non-GAAP financial measures for purposes of evaluating its performance and liquidity. Therefore, the company believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view our businesses through the eyes of our management and Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of our business. Many of our peer group companies present similar non-GAAP measures to better facilitate industry comparisons.

NON-GAAP FINANCIAL INFORMATION ADJUSTED EBITDA Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 5

	Three months ended December 31, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net loss (GAAP basis)				$(14,241)
Provision for income taxes				12,499
Interest expense				7,121
Other non-operating items, net				(7,913)
Operating income (loss) (GAAP basis)	$30,787	$1,076	$(34,397)	$(2,534)
Depreciation and amortization	24,320	12,495	3,842	40,657
Restructuring costs	26,301	209	7,971	34,481
Asset impairment charges	34,426	106	—	34,532
Acquisition-related items	—	27	397	424
Other items	808	162	2,442	3,412
Adjusted EBITDA (non-GAAP basis)	$116,642	$14,075	$(19,745)	$110,972

	Three months ended December 31, 2017
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net loss (GAAP basis)				$(13,591)
Provision for income taxes				53,449
Interest expense				4,821
Other non-operating items, net				(423)
Operating income (loss) (GAAP basis)	$80,313	$(2,071)	$(33,986)	$44,256
Depreciation and amortization	29,098	8,398	5,936	43,432
Restructuring costs	13,411	466	2,241	16,118
Asset impairment charges	26,780	—	—	26,780
Acquisition-related items	45	—	505	550
Other items	(463)	168	1,903	1,608
Adjusted EBITDA (non-GAAP basis)	$149,184	$6,961	$(23,401)	$132,744

NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands

Table No. 5 (continued)

	Year ended December 31, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$15,040
Provision for income taxes				15,119
Interest expense				24,669
Other non-operating items, net				(26,066)
Operating income (loss) (GAAP basis)	$163,999	$(1,103)	$(134,134)	$28,762
Depreciation and amortization	96,148	42,000	19,566	157,714
Restructuring costs	48,904	4,913	14,109	67,926
Asset impairment charges	50,095	377	—	50,472
Acquisition-related items	—	459	7,096	7,555
Other items	2,351	1,249	5,702	9,302
Adjusted EBITDA (non-GAAP basis)	$361,497	$47,895	$(87,661)	$321,731

	Year ended December 31, 2017
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$6,887
Provision for income taxes				33,854
Interest expense				17,142
Other non-operating items, net				9,688
Operating income (loss) (GAAP basis)	$219,677	$(18,939)	$(133,167)	$67,571
Depreciation and amortization	135,214	33,902	22,769	191,885
Restructuring costs	37,376	980	5,928	44,284
Asset impairment charges	46,796	—	—	46,796
Acquisition-related items	375	43	4,784	5,202
Other items	(7,018)	567	10,646	4,195
Adjusted EBITDA (non-GAAP basis)	$432,420	$16,553	$(89,040)	$359,933

NON-GAAP FINANCIAL INFORMATION ADJUSTED DILUTED EPS Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 6

	Three months ended		Year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Restructuring costs (including accelerated depreciation)	$39,156	$22,534	$84,654	$88,331
Asset impairment charges	34,532	26,780	50,472	46,796
Acquisition-related items	424	550	7,555	5,202
Gains from non-operating activities	(3,286)	(5,725)	(12,064)	(4,710)
Other items	1,488	(97)	4,996	(3,276)
Pretax impact	72,314	44,042	135,613	132,343
Income tax impact of above items	(14,753)	(16,450)	(30,913)	(50,826)
Estimated effect of U.S. statutory tax rate change	41	42,776	(2,583)	42,776
Other tax-related items	7,564	6,834	7,564	(12,169)
Impact of items affecting comparability on net income (loss)	$65,166	$77,202	$109,681	$112,124

Net income (loss) (GAAP basis)	$(14,241)	$(13,591)	$15,040	$6,887
Impact of items affecting comparability on net income (loss)	65,166	77,202	109,681	112,124
Adjusted net income (non-GAAP basis)	$50,925	$63,611	$124,721	$119,011

Earnings (loss) per share - diluted (GAAP basis)	$(0.13)	$(0.12)	$0.13	$0.06
Impact of items affecting comparability on net income (loss)	0.57	0.67	0.95	0.97
Adjusted earnings per share - diluted (non-GAAP basis)	$0.44	$0.55	$1.08	$1.03

Diluted weighted average number of common shares outstanding (GAAP basis)	113,126	111,787	115,751	115,610
Diluted weighted average number of common shares outstanding (non-GAAP basis)	115,687	115,477	115,751	115,610

NON-GAAP FINANCIAL INFORMATION FREE CASH FLOW Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 7

	Three months ended December 31, 2018	Year ended December 31, 2018

Net cash flow from operating activities (GAAP basis)	$16,071	$157,517
Capital expenditures	(19,280)	(63,143)
Free cash flow (non-GAAP basis)	$(3,209)	$94,374